Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-95002) pertaining to the Cooper Cameron Corporation Retirement Savings Plan of our report dated June 19, 2003, with respect to the financial statements and schedule of the Cooper Cameron Corporation Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/ ERNST & YOUNG LLP

Houston, Texas

June 19, 2003

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